As filed with the Securities and Exchange Commission on April 13, 2006

Registration No. 333-25299

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROANOKE ELECTRIC STEEL CORPORATION

(Exact name of Registrant as specified in its Articles of Incorporation)

Indiana	3312	54-0585263
(State or other jurisdiction of incorporation)	(Primary standard industrial	(IRS Employer Identification No.)
	classification code number)

6714 Pointe Inverness Way, Suite 200

Fort Wayne, IN  46804

(260) 459-3553

(Address, including zip code and telephone number, including area code of Registrant’s principal executive offices)

NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

Gary E. Heasley

Vice President and Secretary

6714 Pointe Inverness Way, Suite 200

Fort Wayne, IN  46804

(260) 459-3553

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy to:

Robert S. Walters, Esq.

Barrett & McNagny LLP

215 East Berry Street

Fort Wayne, Indiana 46802

(260) 423-9551

DEREGISTRATION OF UNSOLD AND UNISSUED SECURITIES

Roanoke Electric Steel Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, with respect to the Roanoke Electric Steel Corporation Non-Employee Directors Stock Option Plan (the “Plan”), to deregister certain remaining securities previously registered pursuant to Registrant’s Registration Statement on Form S-8, filed April 16, 1997, as Registration No. 333-25299. Approximately 1,000 shares of the 25,000 shares originally authorized under the Plan remain outstanding, and no further options will be granted under the Plan.

In connection with the merger, consummated April 11, 2006, by and between Roanoke Electric Steel Corporation, RS Acquisition Corporation and Steel Dynamics, Inc., Roanoke Electric Steel Corporation was merged with and into RS Acquisition Corporation as a wholly-owned subsidiary of Steel Dynamics, Inc. RS Acquisition Corporation thereupon changed its name to Roanoke Electric Steel Corporation and is now an Indiana corporation. All outstanding stock options have been exercised, none of the former Roanoke Electric Steel Corporation directors who were participants under the Plan remain directors of Roanoke Electric Steel Corporation, and the Plan has no further purpose or function.

Accordingly, all remaining common stock previously registered for sale to the public under this Registration Statement are hereby withdrawn from registration, and such remaining shares and the Plan itself are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, Indiana, on the 13th day of April, 2006.

ROANOKE ELECTRIC STEEL CORPORATION

By:	/s/	Gary E. Heasley
Gary E. Heasley
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following person in the capacity and on the date indicated:

Date:	April 13, 2006	/s/ Keith E. Busse
Keith E. Busse
(Principal Executive Officer and Sole Director)